UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2010 (September 14, 2010)

DIGITALGLOBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1601 Dry Creek Drive, Suite 260
Longmont, Colorado	80503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 684-4000
Not Applicable
(Former name or former address, if changed
since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In the context of the Secondary Offering (defined below), DigitalGlobe, Inc. (the “Company”) is reiterating 2010 guidance previously provided on August 9, 2010, and providing guidance with respect to the third quarter of 2010. This does not constitute a change to the Company’s policy of providing guidance on an annual basis and, consistent with the Company’s past practice, it does not currently intend to provide quarterly guidance in the future.

	Full Year 2010	Third Quarter 2010
Total Revenue	$340 million to $360 million	$85 million to $91 million
Diluted Earnings per Share	$0.40 to $0.55	$0.10 to $0.14
Adjusted EBITDA	$195 million to $210 million	$48 million to $53 million
Adjusted EBITDA margin	57% to 59%	57% to 59%
Forward-Looking Statements
     This report may contain forward-looking statements. Forward-looking statements relate to future events or the Company’s future financial performance. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.
     Any forward-looking statements contained in this report are based upon the Company’s historical performance and on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements.
Non-GAAP Financial Measures
     Adjusted EBITDA is a key measure used in internal operating reports by the Company’s management and the board of directors to evaluate the performance of the Company’s operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of the Company’s current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core in nature.
     The Company believes that the elimination of certain non-cash and non-operating items enables a more consistent measurement of period to period performance of the Company’s operations, as well as a comparison of the Company’s operating performance to companies in the Company’s industry. The Company believes this measure is particularly important in a capital intensive industry such as the one it is in, in which the Company’s current period depreciation is not a good indication of the Company’s current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, the Company’s QuickBird satellite, which it is currently depreciating, cost significantly less than the WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellites.
     Adjusted EBITDA excludes interest income (expense), net, income taxes and loss from early extinguishment of debt because these items are associated with the Company’s capitalization and tax structures. Adjusted EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense because these are non-cash expenses and loss on derivative instrument because these items are not related to primary operations.
     The Company uses Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of the Company’s overall assessment of its performance and the Company does not place undue reliance on this measure as its only measure of operating performance. Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the Company’s.
Item 8.01. Other Events.
     On September 14, 2010, the Company issued a press release announcing a secondary offering (the “Secondary Offering”) of 6,000,877 shares of its common stock by Morgan Stanley & Co. Incorporated and several other selling stockholders. The underwriters have been granted a 30-day option to purchase up to an additional 900,000 shares of the Company’s common stock to cover over-allotments, if any. The Company will not sell any shares in the Secondary Offering or receive any proceeds from the Secondary Offering.
     A copy of DigitalGlobe’s press release dated September 14, 2010 is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.
     The preliminary prospectus supplement used by the Company in connection with the Secondary Offering has updated certain risk factors applicable to the Company’s business. The updated risk factors are filed herewith as Exhibit 99.2 to this Form 8-K and incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	DigitalGlobe, Inc.’s press release, dated September 14, 2010, furnished herewith.

Exhibit 99.2	Updated Risk Factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2010	DIGITALGLOBE, INC.

	By:	/s/ Yancey L. Spruill

	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer